POWER OF ATTORNEY

     The undersigned Officers and Trustees of Choice Funds (the "Trust") hereby appoint Patrick S. Adams, Sharon E. Adams and Gregory S. Drose as attorneys-in-fact and agents, with the power to execute and to file any of the documents referred to below relating to the initial registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the "Act") and the registration of the

Trust's securities under the Securities Act of 1933, as amended (the "Securities Act") including the Trust's Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned Officers and Trustees hereby execute this Power of Attorney as of this 30th day of December, 2003.

Name                                           Title

/s/ Patrick S. Adams

President, CEO, Chairman, Trustee

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Patrick S. Adams

/s/ William H. Young

            Trustee

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William H. Young

/s/ Gregory S. Drose

Treasurer/Principal Accounting

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Officer

Gregory S. Drose

/s/ Sharon E. Adams

Secretary

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Sharon E. Adams